RETIREMENT AGREEMENT AND GENERAL RELEASE

This RETIREMENT AGREEMENT AND GENERAL RELEASE (“Agreement”) dated as of August 9, 2010, is made by and between Smithfield Foods, Inc., a Virginia Corporation (the “Company”), and Richard J. M. Poulson (“Executive”).  The Company and Executive may be referred to collectively herein from time to time as “the Parties.”

WHEREAS, Executive has been employed by the Company in a senior management capacity since June 1998 and currently serves as an Executive Vice President; and

WHEREAS, Executive and the Company have mutually agreed that Executive shall retire from employment with the Company, resign as an officer of the Company and be removed from the Company’s active payroll effective as of September 1, 2010 (the “Retirement Date”); and

WHEREAS, the Parties have agreed to the terms and conditions relating to the termination of Executive’s employment with the Company as set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows:

1.    Effective Date of Agreement.  This Agreement shall become effective and enforceable on the date on which it is executed by the Parties (the “Effective Date”).  Once effective, all of the terms, conditions, benefits and restrictions of this Agreement shall be fully enforceable and binding on the Parties.

2.    Separation of Employment.

a.
Executive agrees to resign his employment and any positions and/or titles he holds with the Company and its subsidiaries and affiliates, including but not limited to his office and title of Executive Vice President, effective as of the Retirement Date. From and after the Retirement Date, the Executive shall have no further duties or responsibilities to be performed for the Company or any of its subsidiaries or affiliates, other than as specified herein, and shall have no authority to act or endeavor to act on behalf of the Company or any of its subsidiaries or affiliates for any reason whatsoever.

b.	Executive agrees to fully cooperate with the Company in transitioning his present duties and responsibilities to the appropriate Company personnel between the Effective Date and the Retirement Date.

c.
Executive will not receive any compensation or benefits from the Company after the Retirement Date, except as expressly provided in Section 3 below.  Executive and the Company each agree that valid consideration exists for the promises contained in this Agreement, it being specifically acknowledged by Executive that, subsequent to his retirement from the Company, the Company would not otherwise be required to undertake some or all of the obligations set forth in Sections 3(b) through 3(k) below except in accordance with the terms of this Agreement.

3.    Payments and Benefits to Executive.

a.
The Company shall pay to Executive all unpaid salary, benefits and other compensation accrued as of the Retirement Date, including but not limited to  deferred compensation and qualified retirement benefits, as outlined in Schedules A, B and C hereto, provided that payment of the Executive’s SERP benefits shall commence immediately after the expiration of six months from the Retirement Date.

b.
The Company shall pay to Executive the amount of $50,000.00 (Fifty Thousand Dollars) per month, less applicable deductions, for eight (8) consecutive months, with the first such payment on September 30, 2010 and the last such payment on April 30, 2011.   These are considered to be separate payments for purposes of Internal Revenue Code Section 409A.

c.
The Company shall permit Executive to remain eligible to participate in any Company life insurance plans in which Executive was enrolled immediately prior to the Retirement Date through April 30, 2011.

d.
The Company shall afford Executive the continued use of his Company vehicle through April 30, 2011.  The Company shall reimburse Executive for all reasonable repairs, maintenance and fees associated with his usage of this car in accordance with Company policy through April 30, 2011.  Executive agrees to return his Company vehicle to the Company on that date.

e.
Executive shall cease accruing service under the Company’s pension and other benefit plans (and Executive’s eligibility to make contributions to the Company’s 401(k) plan shall end) on the Retirement Date.

f.
Executive may elect to continue his current health insurance coverage (including group medical, dental and vision benefits) under COBRA and the Company agrees to reimburse Executive for the amount of the employee portion of the COBRA premium from the Retirement Date through April 30, 2011. As of May 1, 2011, Executive will be afforded continued COBRA coverage for an additional eighteen (18) months at his own expense. Executive understands and agrees that the Company’s obligation to reimburse him for his COBRA premium shall expire upon the Executive’s obtaining any new employment that provides health insurance coverage substantially equivalent to the health insurance coverage then in effect for Company employees. Executive agrees to promptly notify the Company upon obtaining any new employment. Executive further agrees that, should he fail to notify the Company of his new employment and collect any payment from the Company under this section after having commenced such new employment, the Company shall be entitled to a reimbursement from Executive of any amount that it paid to Executive after the expiration of its obligation under this section.

g.
With respect to Executive’s outstanding stock options listed on Schedule A attached hereto, the Company agrees that:  (1) the unvested portion of the July 6, 2009 award shall fully vest on the Retirement Date and (2) the 90-day post-termination exercise period applicable to all such stock options shall be waived so that Executive may continue to hold and exercise such options through their stated normal 7- or 10-year expiration date.

h.
With respect to Executive’s outstanding performance share units (“PSUs”) listed on Schedule B, the Company agrees that notwithstanding any provision of such PSU awards to the contrary, Executive shall be fully vested in (1) 6,500 of the PSUs dated June 16, 2008, which are divided into five equal portions or tranches of 1,300 PSUs each, each portion with a different stock price target as provided therein, (2) 66,667 of the PSUs dated July 6, 2009, (3) 33,333 of the PSUs dated December 8, 2009, and (4) 12,500 of the PSUs dated June 15, 2010.  Payment under all such vested PSUs shall remain subject to the satisfaction of the performance goals contained therein and shall be made at the time or times provided in the PSU grants.

i.
The Company shall maintain full Directors and Officers liability insurance coverage for Executive at the Company’s expense and shall indemnify Executive as to all matters arising from or relating to events occurring prior to the Retirement Date to the same extent as it indemnifies other directors and officers of the Company.

4.    Access to Company Records and Resources.  On and after the Retirement Date, Executive shall have no further access to, or the use of, Company records, documents, equipment, personnel or other assets.

5.    Waiver, Release of Claims, and Covenant Not to Sue.

a.
Executive, for himself, his agents, personal representatives, heirs and assigns, hereby unconditionally releases and forever discharges the Company and all of its affiliated entities and subsidiaries, as well as their respective officers, directors, partners, owners, employees, agents, representatives, financial advisors, predecessors and successors, whether in their individual or representative capacities (collectively “Released Parties”) from all liability for any acts, occurrences or omissions arising out of or connected in any way with Executive’s employment, or termination of employment, by the Company and any of its affiliates or subsidiaries, or any other matter relating to the Company or its business, both as to matters now known and those discovered hereafter.  The foregoing includes, but is not limited to, any and all claims for monetary relief, injunctive relief, back pay, fringe benefits, attorney fees, costs, and employment or reinstatement, that could have been raised under common law, including wrongful discharge, breach of any contractual rights, both express or implied, breach of any covenant of good faith and fair dealing, both express or implied, any tort, any claim of invasion of privacy, any legal restrictions on the Released Parties’ rights to terminate employees, and any federal, state, or other governmental statute, regulation, ordinance, or directive.  The foregoing also includes any and all claims Executive could have brought or could bring as a shareholder, partner, member, director or officer of any of the Released Parties.  Executive covenants not to sue the Released Parties with respect to any of the released claims or potential claims described above.  The foregoing release does not waive or infringe: (i) Executive’s right to receive retirement benefits or other vested benefits to the extent he is eligible for such benefits pursuant to the terms of any applicable retirement or benefit plan; (ii) any rights to vested stock or PSUs described in Section 3; (iii) any indemnification rights of Executive under the Company’s charter, by-laws and/or insurance; and (iv) Executive’s rights pursuant to this Agreement.

b.
Executive further represents and agrees that Executive has not filed in any state, federal, or local court or with any state, federal or other governmental agency or entity or any administrative tribunal, or any arbitration forum, any claim or complaint of whatever kind or nature, whether in Executive’s own capacity or otherwise, and is not aware that he is a member of a class in any action that has been filed, based upon any rights, privileges, entitlements or benefits arising out of or related to Executive’s employment with the Company, and that any remedies for such claims or complaints Executive might have standing to assert are released by this Agreement.  Executive further agrees that, other than pursuant to valid subpoena, process, or court order commanding attendance or testimony, Executive shall not: (1) assist any other person or entity, in any judicial, administrative, arbitral or other proceedings that in any way involve or relate to Executive’s employment with the Company, and shall not (2) voluntarily participate or assist in, any such litigation or proceeding of any nature brought by or on behalf of any present or previous employee or agent of the Company, unless requested by the Company, or except as may be required by law.  Executive understands that he may file claims with the Equal Employment Opportunity Commission or its federal or state equivalent, but Executive acknowledges that he has irrevocably waived any right to recovery against the Company in connection with such claims or activities.

6.    Confidentiality. Executive shall keep confidential all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, joint ventures or other affiliated companies which shall have been learned or obtained by Executive during Executive’s employment by the Company, except for such information, knowledge or data which becomes public knowledge (other than as a result of any act by Executive or any of his representatives in violation of this Agreement).  Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. As used herein, the term “confidential information,” means and includes any and all confidential information (whether recorded in documentary form or by electronic or other means) relating to the Company’s (or any of its affiliated companies’) assets, properties or investments; business methods; corporate, strategic development, acquisition, marketing and other business plans and objectives; management and Board discussions and analyses; financial results, condition and projections; litigation; political and public affairs; financing plans, methods and strategies; employees, officers, directors, shareholders, customers, suppliers or other affiliates; and any other information to which the Company attaches an equivalent level of confidentiality or in respect of which the Company owes an obligation of confidentiality to any third party, knowledge of which Executive acquired at any time during his employment by the Company or any of its affiliated companies and which is not readily ascertainable to persons not connected with the Company either at all or without significant expenditure of labor, skill or money.  The nondisclosure obligation set forth in this paragraph is in addition to Executive’s fiduciary, statutory and other common law duties to maintain the confidentiality of the Company’s confidential information and, to the extent not otherwise provided herein, the Company’s trade secrets.

7.    Agreement Not To Compete; Non-Solicitation. The Company has agreed to provide the payments and benefits set forth in this Agreement only on the condition that Executive accept certain post-employment restrictions with respect to his post-retirement employment related activities. Executive agrees to accept such conditions as set forth herein:

a.
Executive hereby acknowledges and agrees that his employment with the Company placed him in a position of trust and confidence with respect to the business operations, customers, prospects and personnel of the Company.  Executive further agrees that, during his employment with the Company, he was intimately involved with all material aspects of the Company’s business affairs, including, among other things, the Company’s short and long-term strategic plans and objectives, merger and acquisition activity, investment and tax planning and analysis, litigation, regulatory matters and public affairs. As such, Executive acknowledges that his engaging in any business that competes with the Company in the Meat Processing Business (as defined below) will cause the Company significant and irreparable harm.

b.
Executive agrees that, for a period of 12 months following the Retirement Date (the “Non-Compete Period”), Executive shall not, without the prior written consent of the Company, either directly or indirectly, as an employee, consultant, advisor or otherwise, for himself or on behalf of or in conjunction with any other person, persons, company, firm, partnership, corporation, business, group or other entity (each, a “Person”) engage in competition with the Company by being associated with any other company or business which engages in the production, processing, packaging, distribution or sale of pork, beef or poultry anywhere in the world where the Company has operations or sales (the “Meat Processing Business”).  Executive will be deemed to have associated with a business entity if he serves as an officer, director, employee, consultant or in any managerial or executive position with respect to the business entity, or, directly or indirectly and whether or not for compensation, is a shareholder owning beneficially or of record more than five percent (5%) of the outstanding shares of any class of shares or other type of ownership interest in a business entity.

c.
Executive further agrees that, during the Non-Compete Period, he shall not, directly or indirectly solicit, aid or otherwise encourage (A) any of the Company’s employees to leave the Company or work elsewhere or (B) any of the Company’s customers or suppliers to move their business from the Company or to place business elsewhere.

d.
Executive further agrees that, for a period of 36 months following the Retirement Date, he shall not, without the prior written consent of the Company, either directly or indirectly, as an employee, consultant, advisor or otherwise, (i) make, or in any way participate in, any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company or any of its subsidiaries, or seek or propose to influence, advise, change or control the management, board of directors, policies, affairs or strategy of the Company by way of any public communication, or other communications, to the Company’s security holders intended for such purpose, (ii) make a proposal for any acquisition of, or similar extraordinary transaction involving, the Company or a material portion of its securities or assets, (iii) seek to control or influence the management or policies of the Company or any of its subsidiaries or affiliates, or (iv) enter into any agreements or understandings with any other Person for the purpose of any of the actions described in clauses (i), (ii) or (iii) above.

8.    Acknowledgement of Enforceability of Covenants.  It is agreed by the Parties that the covenants contained in Sections 6 and 7 impose a fair and reasonable restraint on Executive in light of the activities and business of the Company on the date of the execution of this Agreement and the current plans of the Company; but it is also the intent of the Company and Executive that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company and its affiliates throughout the term of these covenants. Executive also acknowledges that this restraint will not prevent him from earning a living in his chosen field of work.

a.
In the event any court of competent jurisdiction shall determine that the scope, time or other restrictions set forth herein are unreasonable, then it is the intention of the Parties that such restrictions be enforced to the fullest extent that such court deems reasonable, and the Agreement shall thereby be reformed to reflect the same, to the extent permitted under applicable law.

b.
It is specifically agreed that the duration of the period during which the agreements and covenants of Executive made in Sections 6 and 7 shall be effective shall be computed by excluding from such computation any time during which Executive is in violation of any provision of Sections 6 and 7.

c.
Notwithstanding any of the foregoing, if any applicable law, judicial ruling or order shall reduce the time period during which Executive shall be prohibited from engaging in any competitive activity described in Sections 6 and 7 hereof, the period of time for which Executive shall be prohibited pursuant to Sections 6 and 7 hereof shall be the maximum time permitted by law.

9.    Consultation in Advance of Action.  Before Executive engages in any action which may reasonably be construed as a violation of this Agreement, or as to which Executive believes the application of the Agreement is not clear, specifically including the provisions of Sections 6 and 7 above, Executive agrees to contact and confer with the Chief Executive Officer of the Company, or his designee, regarding Executive’s intended action, to make a good faith effort to avoid a violation, and to discuss the availability of alternative courses of action that would not result in a violation.  Both Parties agree to engage in such discussions in good faith.

10.   Injunctive and Contractual Relief.  Executive understands and agrees that the covenants contained in Sections 6 and 7 are special, unique and of an extraordinary character.  Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, in the event of any default or breach these Sections by Executive, (a) the Company may cease all payments under Section 3 and immediately cancel all unexercised stock options listed on Schedule A and all unpaid PSUs listed on Schedule B, and (b) the Company shall be entitled to institute and prosecute proceedings as provided for in Section 14, and shall be entitled specifically to injunctive relief and to such other and further relief as may be available to the Company at law and/or in equity.  Executive hereby waives any right to require the posting of a bond in the event the Company seeks injunctive and/or other equitable relief to enforce this Agreement.  The rights, obligations and remedies provided in this section and in Section 14 shall be in addition to, and not in lieu of, any rights, obligations and/or remedies imposed by applicable law under statutes enforcing the protection of trade secrets and other confidential and proprietary information.

11.   Severability.  The Parties understand and agree that every Section, and each subpart, sub-paragraph or provision therein, of this Agreement is separable, severable and divisible from the rest of the Agreement.  If any Section, subpart, sub-paragraph or provision herein is ruled invalid, illegal, unenforceable or void by any arbitrator, regulatory agency or court of competent jurisdiction, the Parties understand and agree that the remainder of this Agreement shall continue to be enforceable to the fullest extent permitted by law.

12.   Choice of Governing Law.  The Parties understand and agree that the validity, interpretation, construction and performance of this Agreement, as well as the rights of the Parties under this Agreement, shall be governed in accordance with the laws of the Commonwealth of Virginia, without regard to its conflicts of law principles.

13.   Full Integration.  This Agreement constitutes the entire agreement between the parties regarding the termination of Executive’s employment with the Company.  It fully supercedes any and all prior oral or written representations, correspondence, communications or agreements between the parties pertaining to its subject matter.  The Parties acknowledge that no written or oral representations inconsistent with or additional to the terms and conditions of this Agreement have been made or reached.  Except as provided herein, the parties further agree that no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing, specifically referring to this Agreement, and signed by Executive and the Company.

14.   Disputes.  Each Party to this Agreement shall be entitled to seek any and all relief to which it or he, as applicable, is entitled in any court of competent jurisdiction with respect to any violation or threatened violation by the other Party of this Agreement.  Except as otherwise set forth in Section 11 above, in the event a Party institutes any proceeding to enforce his or its legal rights under, or to recover damages for breach by the other Party of, this Agreement, the prevailing Party shall be entitled to recover from the other Party any actual expenses for attorney’s fees and disbursements incurred by such prevailing Party.

15.   No Waiver.  The Parties acknowledge and agree that the failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by any party of any of the provisions hereto, shall in no way be construed as a waiver of such provision or affect the validity of this Agreement or any part thereof, or the right of each Party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

16.   Assignability.  This Agreement is not assignable by Executive but is assignable by the Company, provided that Executive may assign his rights to the financial benefits set forth in paragraph 3, subject to the terms of the Agreement and any applicable plans.  This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

17.   Announcement, Non-Disclosure of Agreement.  The Parties agree that the Company will announce the Executive’s retirement no later than Monday, August 16, 2010.  The Company agrees to provide the Executive with the text of any announcement and reasonably consider any revisions requested by the Executive.  The Parties agree to keep any and all other matters relating to this Agreement, including its existence, terms and the negotiations and circumstances which led to this Agreement, confidential such that they will not disclose such matters to any person or entity at any time; provided that (1) the Company may disclose such matters to (i) any of its officers, directors, partners, owners, agents, auditors, representatives and employees, (ii) its shareholders in order to comply with any disclosure obligations to Company shareholders, and (iii) any party to the extent required by law, and (2) the Executive may disclose this Agreement to his counsel, his tax and financial advisors and his immediate family members, and the Executive may discuss his separation from the Company and this Agreement with persons with whom he has a personal relationship to the extent such persons inquire of him regarding these matters, so long as the Executive does not misrepresent in any manner the terms of his separation, and provided further that Executive may disclose this Agreement to the extent reasonably necessary in any court proceeding relating to the enforcement of the Agreement.

18.   Non-Disparagement.  The Parties agree that they will not take any action or make any comment which impugns, defames, disparages, criticizes, negatively characterizes or casts in an unfavorable light, the other.  Executive’s obligation under this Paragraph shall apply to the Company and to the Released Parties, including their officers, directors, management, employees, agents and other representatives.  Executive agrees not to voluntarily provide assistance or information to any person or entity pursuing any claim, charge or complaint against the Company, except that nothing herein shall be interpreted to limit Executive’s right to confer with counsel or to provide truthful testimony pursuant to subpoena or notice of deposition or as otherwise required by law.

19.   Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SMITHFIELD FOODS, INC. /s/ C. Larry Pope
By: C. Larry Pope Title: President and Chief Executive Officer
/s/ Richard J. M. Poulson
Richard J. M. Poulson